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                                                          EXHIBIT 22(D)(5)(K)(1)

                                    EXHIBIT B
                              SUBADVISORY AGREEMENT
                   BETWEEN GARTMORE VARIABLE INSURANCE TRUST,
                     GARTMORE MUTUAL FUND CAPITAL TRUST AND
                             THE DREYFUS CORPORATION
                              DATED APRIL 28, 2003

                         AMENDED EFFECTIVE JUNE 11, 2004


In connection with securities transactions for a Fund, the Subadviser that is (or whose affiliated person is) entering into the transaction, and any other investment manager that is advising an affiliate of the Fund (or portion of the Fund) (collectively, the "Managers" for the purposes of this Exhibit) entering into the transaction are prohibited from consulting with each other concerning transactions for the Fund in securities or other assets and, if both Managers are responsible for providing investment advice to the Fund, the Manager's responsibility in providing advice is expressly limited to a discrete portion of the Fund's portfolio that it manages.

This prohibition does not apply to communications by the Adviser in connection with the Adviser's (i) overall supervisory responsibility for the general management and investment of the Fund's assets; (ii) determination of the allocation of assets among the Manager(s), if any; and (iii) investment discretion with respect to the investment of Fund assets not otherwise assigned to a Manager.

                            TRUST:
                            GARTMORE VARIABLE INSURANCE TRUST

                            By:      /s/ James Bernstein
                                     ---------------------------------------
                            Name:    James Bernstein
                            Title:   Assistant Secretary


                            ADVISER:
                            GARTMORE MUTUAL FUND CAPITAL TRUST

                            By:      /s/ Gerald J. Holland
                                     ---------------------------------------
                            Name:    Gerald J. Holland
                            Title:   Senior Vice President


                            SUBADVISER:
                            THE DREYFUS CORPORATION

                            By:      /s/ J. Charles Cardona
                                     --------------------------------------
                            Name:    J. Charles Cardona
                            Title:   Vice Chairman